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                                                                    Exhibit 21.1

                                       THE GREENBRIER COMPANIES, INC.
                                            LIST OF SUBSIDIARIES
                                           AS OF AUGUST 31, 2006

                                                                   Names Under
                                                 State of           Which Does
           Name                                Incorporation         Business
---------------------------------------       --------------       ------------
3048389 Nova Scotia Limited                    Nova Scotia,            N/A
                                                  Canada

Autostack Company LLC                               OR                 N/A

Greenbrier-Concarril LLC                            DE                 N/A

Greenbrier Europe B.V.                          Netherlands            N/A

Greenbrier Germany GmbH                           Germany              N/A
                                                                    Greenbrier

Greenbrier Leasing Company LLC                      OR              Intermodal

Greenbrier Leasing Limited                     Nova Scotia,            N/A
                                                  Canada

Greenbrier Leasing Limited Partner, LLC             DE                 N/A

Greenbrier Management Services, LLC                 DE                 N/A

Greenbrier Leasing, L.P.                            DE                 N/A

Greenbrier Railcar LLC.                             OR                 N/A

Greenbrier U.K. Limited                       United Kingdom           N/A

Gunderson-Concarril, S.A. de C.V.                 Mexico               N/A

Gunderson LLC                                       OR                 N/A

Gunderson Marine LLC                                OR                 N/A

Gunderson Rail Services, LLC                        OR                 N/A

Greenbrier Railcar Leasing, Inc.                    WA                 N/A

TrentonWorks Limited                           Nova Scotia,            N/A
                                                  Canada

WagonySwidnica S.A.                               Poland               N/A

Gunderson Specialty Products, LLC                   DE                 N/A

Ohio Castings Company, LLC                          DE                 N/A

Chicago Castings Company, LLC                       DE                 N/A

Alliance Castings Company, LLC                      DE                 N/A